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Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION
OF
PROMETHEUS LABORATORIES INC.,
a California corporation

The undersigned certify that:

        1.     They are the duly elected and acting President and Chief Executive Officer and the Senior Vice President, Finance, Chief Financial Officer and Secretary, respectively, of PROMETHEUS LABORATORIES INC., a California corporation (the "Corporation").

        2.     The original Articles of Incorporation (the "Original Articles") of the Corporation were filed with the California Secretary of State on December 6, 1995. The Original Articles, together with all amendments, are referred to herein as the "Articles of Incorporation" of the Corporation.

        3.     The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety to read as follows:

          ONE: The name of this corporation is:

PROMETHEUS LABORATORIES INC.

          TWO: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          THREE: A. The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of stock that the Corporation is authorized to issue is Ninety-Six Million (96,000,000) shares, par value $0.001. Sixty Million (60,000,000) shares shall be Common Stock and Thirty-Six Million (36,000,000) shares shall be Preferred Stock.

            B.    The Preferred Stock shall be divided into series. The first series shall consist of One Million Five Hundred Sixty Thousand (1,560,000) shares and is designated "Series A Preferred Stock." The second series shall consist of Two Million Eight Hundred Nine Thousand Nine Hundred Ninety Eight (2,809,998) shares and is designated "Series B Preferred Stock." The third series shall consist of Five Million Five Hundred Seventeen Thousand Two Hundred Forty One (5,517,241) shares and is designated "Series C Preferred Stock." The fourth series shall consist of Fifteen Million Five Hundred Sixty Thousand Eight Hundred Two (15,560,802) shares and is designated "Series D Preferred Stock." The fifth series shall consist of Ten Million Four Hundred Seventy-Four Thousand Seven Hundred Seventy-Seven (10,474,777) shares and is designated "Series E Preferred Stock."

            C.    The powers, preferences, rights, restrictions and other matters relating to the Series A, Series B, Series C, Series D and Series E Preferred Stock are as follows:

        1.     DIVIDENDS. So long as any shares of the Series A, Series B, Series C, Series D or Series E Preferred Stock shall remain outstanding, dividends (other than dividends of Common Stock on the Common Stock of the Corporation or dividends of Preferred Stock on the Preferred Stock of the Corporation) or other distributions shall not be paid on, or declared and set apart for payment on, any shares of Common Stock or any share of any other class or series of capital stock of the Corporation other than the Series A, Series B, Series C, Series D and Series E Preferred Stock (the Common Stock and such other stock referred to herein as "Junior Stock"), and shares of Junior Stock shall not be purchased, redeemed, or acquired by the Corporation and funds shall not be paid into or set aside or made available for a sinking fund for the purchase, redemption, acquisition thereof (provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the Corporation or any wholly-owned subsidiary (including, but not by way of limitation, distributors and sales representatives) for the purpose of conducting a rescission offer to the extent such options or shares have been issued as of the date hereof in non-compliance with applicable securities laws or that are subject to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment), unless and until there shall first be paid on each share of the Series A, Series B, Series C, Series D and Series E Preferred Stock the applicable Preference for those shares through the record date of such distribution, less the amount of any payment made prior to such date pursuant to the respective Preference for those shares. In the event any dividends are paid on the Common Stock, an additional dividend shall be paid with respect to all outstanding shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock in an amount equal per share (on an as-converted basis as if such shares of Series A, Series B, Series C, Series D and Series E Preferred Stock were converted to Common Stock at such time) to the amount paid or set aside for each share of Common Stock.

        2.     LIQUIDATION.

          (a)   Series E Preferred Stock Preference. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, each holder of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation, the Preference (less the amount of any payment made prior to the date thereof pursuant to the Preference and less the amount of any dividends declared or paid prior to the date thereof) plus the Liquidation Value for each share of such stock that such holder holds before any payment shall be made or assets distributed on the Series A, Series B, Series C or Series D Preferred Stock or Common Stock or any other class or series of capital stock of the Corporation ranking as to assets subordinate to the Series E Preferred Stock; provided, however, that no Preference shall be payable with respect to a transaction or transactions deemed to be a liquidation, dissolution or winding up of the Corporation as described in Section 2(e) hereof. If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable as aforesaid among the holders of the Series E Preferred Stock shall be insufficient to permit the payment to them of the full Preference and the Liquidation Value to which they are entitled, then the entire assets of the Corporation shall be distributed among the holders of the Series E Preferred Stock in proportion to the sum of their respective per share Preferences (less the amount of any payments made prior thereto pursuant to the Preferences) and Liquidation Values, until payment in full of such amounts.

          (b)   Series D Preferred Stock Preference. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the payment to the holders of Series E Preferred Stock of the amounts to which such holders are entitled as set forth in Section 2(a) above, each holder of Series D Preferred Stock shall be entitled to receive out of the remaining assets of the Corporation, the Preference (less the amount of any payment made prior to the date thereof pursuant to the Preference and less the amount of any dividends declared or paid prior to the date thereof) plus the Liquidation Value for each share of such stock that such holder holds before any payment shall be made or assets distributed on the Common Stock or any other class or series of capital stock of the Corporation ranking as to assets subordinate to the Series D Preferred Stock; provided, however, that no Preference shall be payable with respect to a transaction or transactions deemed to be a liquidation, dissolution or winding up of the

  Corporation as described in Section 2(e) hereof. If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable as aforesaid among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to them of the full Preference and Liquidation Value to which they are entitled, then after payment of the full Preference and Liquidation Value to which the holders of the Series E Preferred Stock are entitled as set forth in Section 2(a) above, the remaining assets of the Corporation shall be distributed among the holders of the Series D Preferred Stock in proportion to the sum of their respective per share Preferences (less the amount of any payments made prior thereto pursuant to the Preferences) and Liquidation Values, until payment in full of such amounts.

          (c)   Series A, Series B and Series C Preferred Stock Preferences. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the payment to the holders of Series D and Series E Preferred Stock of the amounts to which such holders are entitled as set forth in Sections 2(a) and 2(b) above, each holder of Series A, Series B, and Series C Preferred Stock shall be entitled to receive out of the remaining assets of the Corporation, the Preference (less the amount of any payment made prior to the date thereof pursuant to the Preference and less the amount of any dividends declared or paid prior to the date thereof) plus the Liquidation Value for each share of such stock that such holder holds before any payment shall be made or assets distributed on the Common Stock or any other class or series of capital stock of the Corporation ranking as to assets subordinate to the Series A, Series B and Series C, provided, however, that no Preference shall be payable with respect to a transaction or transactions deemed to be a liquidation, dissolution or winding up of the Corporation as described in Section 2(e) hereof. If upon any dissolution, liquidation or winding up of the affairs of the Corporation, the assets of the Corporation distributable as aforesaid among the holders of the Series A, Series B and Series C Preferred Stock shall be insufficient to permit the payment to them of the full Preference and Liquidation Value to which they are entitled, then after payment of the full Preference and Liquidation Value to which the holders of the Series D and the Series E Preferred Stock are entitled as set forth in Sections 2(a) and 2(b) above, the remaining assets of the Corporation shall be distributed ratably among the holders of the Series A, Series B and Series C Preferred Stock in proportion to the sum of their respective per share Preferences (less the amount of any payments made prior thereto pursuant to the Preferences) and Liquidation Values, until payment in full of such amounts.

          (d)   Distributions After Payment of Preferences. After payment to the holders of Series A, Series B, Series C, Series D and Series E Preferred Stock of the amounts to which such holders are entitled as set forth in Sections 2(a), 2(b) and 2(c) above, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of the Common Stock and the Series A, Series B, Series C, Series D and Series E Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock that they then have the right to acquire upon conversion of the shares of Series A, Series B, Series C, Series D and Series E Preferred Stock then held by them.

          (e)   Deemed Liquidation. The (i) sale of all or substantially all of the Corporation's assets (but not including a transfer or lease by pledge or mortgage to a bona fide lender), (ii) sale of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation, (iii) sale or transfer of shares of capital stock of the Corporation (other than the sale of newly-issued equity or debt securities the primary purpose of which is to raise capital for the account of the Corporation), or (iv) the merger or consolidation (or other acquisition) of the Corporation into or with another person or entity, which in the instance of (i), (ii), (iii) or (iv) is by means of a single transaction or series of transactions and, in each case in clauses (iii) and (iv), in which the shareholders of the Corporation immediately prior to the transaction or transactions shall own less than fifty percent (50%) of the voting securities of the outstanding capital stock of the surviving corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

          (f)    Liquidation Value. The "Liquidation Value" per share of Series A Preferred Stock as of any particular date shall be the sum of Thirty-Three Cents ($0.33) plus any accrued but unpaid dividends thereon declared prior to the date the Liquidation Value of such share is determined. The "Liquidation Value" per share of Series B Preferred Stock as of any particular date shall be (subject to adjustment for any stock split, reverse stock split or other similar event) the sum of One Dollar ($1.00) plus any accrued but unpaid dividends thereon declared prior to the date the Liquidation Value of such share is determined. The "Liquidation Value" per share of Series C Preferred Stock as of any particular date shall be (subject to adjustment for any stock split, reverse stock split or other similar event) the sum of One Dollar Forty-Five Cents ($1.45) plus any accrued but unpaid dividends thereon declared prior to the date the Liquidation Value of such share is determined. The "Liquidation Value" per share of Series D Preferred Stock as of any particular date shall be (subject to adjustment for any stock split, reverse stock split or other similar event) the sum of One Dollar Seventy-Five Cents ($1.75) plus any accrued but unpaid dividends thereon declared prior to the date the Liquidation Value of such share is determined. The "Liquidation Value" per share of Series E Preferred Stock as of any particular date shall be (subject to adjustment for any stock split, reverse stock split or other similar event) the sum of Three Dollars Thirty-Seven Cents ($3.37) plus any accrued but unpaid dividends thereon declared prior to the date the Liquidation Value of such share is determined.

          (g)   If the consideration received by the Corporation is other than cash, then for purposes of determining the value of assets of the Corporation available for distribution to shareholders pursuant to this Section 2, its value will be deemed its fair market value. Any securities shall be valued as follows:

            (i)    Securities not subject to investment letter or other similar restrictions on free marketability:

              (A)  If traded on a securities exchange or through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) business days ending three (3) business days prior to the closing of such actual or deemed dissolution, liquidation or winding up of the affairs of the Corporation (the "Transaction");

              (B)  If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) business days ending three (3) business days prior to the closing of such Transaction; and

              (C)  If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least two-thirds of the voting power of all then outstanding shares of Preferred Stock.

            (ii)   The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A)(B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          (h)   In the event the requirements of this Section 2 are not complied with, the Corporation shall forthwith either:

            (i)    cause such closing of the Transaction to be postponed until such time as the requirements of this Section 2 have been complied with; or

            (ii)   cancel such Transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(i) hereof.

          (i)    The Corporation shall give each holder of record of Preferred Stock written notice of such impending Transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such Transaction, or twenty (20) days prior to the closing of such Transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such Transaction. The first of such notices shall describe the material terms and conditions of the impending Transaction and the implicated provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The Transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

        3.     REDEMPTION AND REPURCHASE.

          (a)   No Redemption of Series A and Series B Preferred Stock. Neither the Corporation nor the holders of Series A or Series B Preferred Stock shall have the right to call or redeem any shares of the Series A or Series B Preferred Stock.

          (b)   Series C, Series D and E Preferred Stock.

            (i)    No Mandatory Redemption by the Corporation. The Corporation shall not have the right to call or redeem any shares of the Series C, Series D or Series E Preferred Stock.

            (ii)   Repurchase Rights of Series C and Series D and Series E Preferred Stockholders. Subject to the provisions of Section 3(b)(iii) below, the holders of each of the Series C, Series D and Series E Preferred Stock may, by election of the holders of at least a majority of the total number of shares of Common Stock into which such shares of Series C or Series D or Series E Preferred Stock, as the case may be, are convertible at such date of election, require the Corporation to repurchase all shares of Series C or Series D or Series E Preferred Stock, as the case may be, then outstanding as follows:

              (A)  Repurchase Price. The "Repurchase Price" for each share of Series C Preferred Stock shall be (subject to adjustment for any stock split, reverse stock split or other similar event) an amount equal to the sum of One Dollar Forty-Five Cents ($1.45) plus the Preference (less the amount of any payment made prior to the date thereof pursuant to the Preference) for such share. The "Repurchase Price" for each share of Series D Preferred Stock shall be (subject to adjustment for any stock split, reverse stock split or other similar event) an amount equal to the sum of One Dollar Seventy-Five Cents ($1.75) plus the Preference (less the amount of any payment made prior to the date thereof pursuant to the Preference) for such share. The "Repurchase Price" for each share of Series E Preferred Stock shall be (subject to adjustment for any stock split, reverse stock split or other similar event) an amount equal to the sum of Three Dollars Thirty-

      Seven Cents ($3.37) plus the Preference (less the amount of any payment made prior to the date thereof pursuant to the Preference) for such share.

              (B)  Mechanics of Repurchase. In order to exercise their respective rights under this Section 3(b)(ii), the requisite holders of Series C and/or Series D and/or Series E Preferred Stock shall mail a repurchase request to the principal executive office of the Corporation which shall be received by the Corporation at least twenty (20) days but no more than sixty (60) days prior to April 30, 2007 (the "Initial Repurchase Date"). Not less than three (3) days prior to the Initial Repurchase Date, the Corporation shall deposit from funds legally available therefor, if any, the Repurchase Price for each share of the Series C and/or Series D and/or Series E Preferred Stock to be repurchased with a bank or trust company having aggregate capital and surplus in excess of Twenty Million Dollars ($20,000,000) as a trust fund for the benefit of the holders of the shares to be redeemed. At such time, the Corporation shall also deposit irrevocable instruction and authority to such bank or trust company to pay, on or after the Initial Repurchase Date, the deposited Repurchase Price, if any, to the respective holders of the shares of each such share of Series C and Series D and Series E Preferred Stock to be redeemed in accordance with this Section 3.

              (C)  Priority of Payment.

                a.     If the requisite holders of Series E Preferred Stock have elected to be redeemed in accordance with this Section 3, then each holder of Series E Preferred Stock shall be entitled to receive the Repurchase Price applicable to the Series E Preferred Stock. If the funds of the Corporation legally available for repurchase of shares of Series E Preferred Stock are insufficient to repurchase the total number of shares of Series E Preferred Stock, then those funds that are legally available will be used to repurchase the maximum possible number of shares of Series E Preferred Stock on a pro rata basis. The shares of Series E Preferred Stock not repurchased shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Corporation become legally available for the repurchase of shares of Series E Preferred Stock, such funds will be used to repurchase the balance of the shares that the Corporation is obligated to repurchase pursuant to this Section 3. If sufficient funds are available and have been deposited, without any right of removal, by the Corporation on the Initial Repurchase Date, then whether or not the share certificates are surrendered for payment of the share of Repurchase Price, the Series E shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares repurchased on and after the Initial Repurchase Date and shall be entitled only to receive the Repurchase Price per share without interest upon surrender of the share certificates. If less than all the shares represented by one share certificate are to be repurchased, the Corporation shall issue a new share certificate for the shares not repurchased.

                b.     If the requisite holders of Series D Preferred Stock have elected to be redeemed in accordance with this Section 3, then, after the Corporation has fulfilled its obligation (if any) to repurchase the shares of Series E Preferred Stock under Section 3(b)(ii)(C)(a) above, each holder of Series D Preferred Stock shall be entitled to receive the Repurchase Price applicable to the Series D Preferred Stock. If the funds of the Corporation legally available for repurchase of shares of Series D Preferred Stock are insufficient to repurchase the total number of shares of Series D Preferred Stock, then those funds that are legally available will be used to repurchase the maximum possible number of shares of Series D Preferred Stock on a pro rata basis. The shares of Series D Preferred Stock not repurchased shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter, when additional funds of the Corporation become legally available for the repurchase of shares of Series D Preferred Stock, then subject to the Corporation's obligation to repurchase of the shares of Series E Preferred Stock under Section 3(b)(ii)(C)(a) above, such funds will be used to repurchase the balance of the shares that the Corporation is obligated to repurchase pursuant to this Section 3. If sufficient funds are available and have been deposited, without any right of removal, by the Corporation on the Initial Repurchase Date, then whether or not the share certificates are surrendered for payment of the share of Repurchase Price, the Series D shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares repurchased on and after the Initial Repurchase Date and shall be entitled only to receive the Repurchase Price per share without interest upon surrender of the share certificates. If less than all the shares represented by one share certificate are to be repurchased, the Corporation shall issue a new share certificate for the shares not repurchased.

                c.     If the requisite holders of Series C Preferred Stock have elected to be redeemed in accordance with this Section 3, then, after the Corporation has fulfilled its obligation (if any) to repurchase the shares of Series E Preferred Stock under Section 3(b)(ii)(C)(a) above and shares of Series D Preferred Stock under Section 3(b)(ii)(C)(b), each holder of Series C Preferred Stock shall be entitled to receive the Repurchase Price applicable to the Series C Preferred Stock. If the funds of the Corporation legally available for repurchase of shares of Series C Preferred Stock are insufficient to repurchase the total number of shares of Series C Preferred Stock, then those funds that are legally available will be used to repurchase the maximum possible number of shares of Series C Preferred Stock on a pro rata basis. The shares of Series C Preferred Stock not repurchased shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation become legally available for the repurchase of shares of Series C Preferred Stock, then subject to the Corporation's obligation to repurchase of the shares of Series E Preferred Stock under Section 3(b)(ii)(C)(a) above or shares of Series D Preferred Stock under Section 3(b)(ii)(C)(b) above, such funds will be used to repurchase the balance of the shares that the Corporation is obligated to repurchase pursuant to this Section 3. If sufficient funds are available and have been deposited, without any right of removal, by the Corporation on the Initial Repurchase Date, then whether or not the share certificates are surrendered for payment of the share of Repurchase Price, the Series C shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares repurchased on and after the Initial Repurchase Date and shall be entitled only to receive the Repurchase Price per share without interest upon surrender of the share certificates. If less than all the shares represented by one share certificate are to be repurchased, the Corporation shall issue a new share certificate for the shares not repurchased.

            (iii) Deferral of Repurchase. Notwithstanding the foregoing provisions of this Section 3(b), if the Corporation shall furnish to the holders of the Series C, Series D and Series E Preferred Stock a certificate signed by the President of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it is essential to delay repurchase of the Series C, Series D and Series E Preferred Stock due to matters relating to the Corporation's businesses and affairs, the Corporation shall have the right, which it may exercise only once, to delay the Initial Repurchase Date for a period not to exceed twelve (12) months.

        4.     VOTING RIGHTS; DIRECTORS.

          (a)   General Matters. Except as otherwise provided herein or as required by applicable law, on all matters to come before the shareholders, including the election of directors, the Series A, Series B, Series C, Series D and Series E Preferred Stock shall have that number of votes per share (with any resulting fractional share disregarded) equivalent to the number of shares of Common Stock into which a share of Series A, Series B, Series C, Series D or Series E Preferred Stock, respectively, is convertible, as determined by reference to the Conversion Price in effect at the record date of the determination of the holders of the shares entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is first solicited, which vote may be cast as provided by the laws of the State of California, these Amended and Restated Articles of Incorporation and the Corporation's Bylaws. Except as otherwise provided by law or these Amended and Restated Articles of Incorporation, the holders of Series A, Series B, Series C, Series D and Series E Preferred Stock shall vote with the holders of the outstanding shares of Common Stock, and not as a separate class or series. Except as otherwise provided by law or these Amended and Restated Articles of Incorporation, in circumstances in which a separate vote of the Corporation's Preferred Stock is required, the holders of Series A, Series B, Series C, Series D and Series E Preferred Stock shall vote as a single class, and not as separate classes or series.

          (b)   Special Matters. In addition to voting rights provided by law and the other provisions of this Section 4, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided under applicable law, of the holders of at least a majority of the total number of shares of Common Stock into which the shares of Series A, Series B, Series C, Series D and Series E Preferred Stock are convertible at such date of approval or consent, voting as one class:

            (i)    amend these Amended and Restated Articles of Incorporation and/or the Bylaws of the Corporation;

            (ii)   issue, offer or sell any shares of its capital stock that has preferences in parity with or prior to the shares of Series A, Series B, Series C, Series D and Series E Preferred Stock;

            (iii) except as otherwise provided in Article Three, Section C(3)(b), redeem, repurchase or otherwise acquire, or permit any Subsidiary to redeem, repurchase or otherwise acquire, any of the Corporation's equity securities, except for repurchase arrangements with respect to shares of Common Stock issued by the Corporation to its employees or consultants pursuant to plans or arrangements duly approved by the Board of Directors of the Corporation or for the purpose of conducting a rescission offer to the extent such options or shares have been issued as of the date hereof in non-compliance with applicable securities laws.

            (iv)  merge or consolidate with or into any other corporation except into or with a wholly-owned Subsidiary;

            (v)   sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of the Corporation's assets; or

            (vi)  voluntarily dissolve, liquidate or wind up of the affairs of the Corporation.

          (c)   Separate Vote of Series E Preferred Stock. For so long as at least One Million Thirty-Eight Thousand Five Hundred Seventy-Five (1,038,575) shares of Series E Preferred Stock (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series E Preferred Stock) remain outstanding, in addition to voting rights provided by law and the other provisions of this Section 4, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided under applicable law, of the holders of at least sixty-six and two thirds percent (66 2/3%) of the number of shares of Series E Preferred Stock outstanding, voting as one class:

            (i)    issue, offer or sell any shares of its capital stock (A) that has rights, preferences or privileges in parity with or prior to the shares of Series E Preferred Stock or alter or change the rights, preferences or privileges of the Series E Preferred Stock, (B) in a public offering that is not a Qualified Public Offering, or (C) to employees, officers, directors or consultants other than shares reserved for issuance thereto under the Corporation's 1997 Stock Incentive Plan and the Corporation's 2000 Equity Incentive Plan (together, the "Equity Plans") as such Plans exist on the date hereof or as such Plans may be amended from time to time so long as any such amendment does not increase the total number of shares available for issuance under such Plans to an amount in excess of fifteen percent (15%) of the Company's fully-diluted capital stock as of the date of any such amendment.

            (ii)   approve, enter into any agreement with respect to, engage or effect any transaction, or series of transactions, that are set forth in Sections 2(e)(i), (ii), (iii) or (iv) hereof, unless the holders of shares of the Series E Preferred Stock receive consideration in such transaction having a value per share (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series E Preferred Stock) greater than Ten Dollars Eleven Cents ($10.11);

            (iii) other than as set forth in these Articles, make any distributions or declare or pay any dividends (in cash or in property) on, or approve the purchase, redemption or other acquisition of, any Common Stock or Preferred Stock, other than repurchases pursuant to employee stock purchase plans or employee stock option plans or employment agreements approved by the Board of Directors or for the purpose of conducting a rescission offer to the extent such options or shares have been issued as of the date hereof in non-compliance with applicable securities laws.

          (d)   Separate Vote of Series D Preferred Stock. For so long as at least Four Million Five Hundred Thousand (4,500,000) shares of Series D Preferred Stock (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series D Preferred Stock) remain outstanding, in addition to voting rights provided by law and the other provisions of this Section 4, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided under applicable law, of the holders of at least sixty-six and two thirds percent (66 2/3%) of the number of shares of Series D Preferred Stock outstanding, voting as one class:

            (i)    issue, offer or sell any shares of its capital stock that has rights, preferences or privileges in parity with or prior to the shares of Series D Preferred Stock or alter or change the rights, preferences or privileges of the Series D Preferred Stock;

            (ii)   merge or consolidate with or into any other corporation (except into or with a wholly-owned Subsidiary) unless the holders of the Series D Preferred Stock receive consideration in such transaction having a value per share (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series D Preferred Stock) of Series D Preferred Stock greater than Seven Dollars ($7.00); or

            (iii) sell, lease, convey, exchange, transfer or otherwise dispose of all or substantially all of the Corporation's assets in a transaction or series of related transactions unless the holders of the Series D Preferred Stock receive consideration in such transaction having a value per share (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series D Preferred Stock) of Series D Preferred Stock greater than Seven Dollars ($7.00).

          (e)   Directors. The Board of Directors of the Corporation shall consist of nine (9) members. The holders of Series B Preferred Stock, voting as a class, shall be entitled to elect one (1) member of the Board of Directors. The holders of Series C Preferred Stock, voting as a class, shall be entitled to elect one (1) member of the Board of Directors. The holders of Series D Preferred Stock, voting as a class, shall be entitled to elect one (1) member of the Board of Directors. The holders of Series E Preferred Stock, voting as a class, shall be entitled to elect one (1) member of the Board of Directors. The holders of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, voting as one class, shall be entitled to elect five (5) members of the Board of Directors.

        5.     CONVERSION. The rights of the holders of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock to convert such shares into shares of Common Stock of the Corporation (the "Conversion Rights") and the terms and conditions of such conversion, shall be as follows:

          (a)   Right to Convert; Automatic Conversion.

            (i)    Each share of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of the issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or the Common Stock, into that number of the fully paid and nonassessable shares of Common Stock determined in accordance with the provisions of Section 5(b) below. In order to convert shares of the Series A and/or Series B and/or Series C and/or Series D and/or Series E Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or to the transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or the Common Stock, together with written notice to the Corporation stating that it elects to convert the same and setting forth the name or names it wishes the certificate or certificates for Common Stock to be issued, and the number of shares of Series A and/or Series B and/or Series C and/or Series D and/or Series E Preferred Stock being converted.

            (ii)   The Corporation shall, as soon as practicable after the surrender of the certificate or certificates evidencing shares of Series A and/or Series B and/or Series C and/or Series D and/or Series E Preferred Stock for conversion at the office of the Corporation or the transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or the Common Stock, issue to each holder of such shares, or its nominee or nominees, a certificate or certificates evidencing the number of shares of Common Stock (and any other securities and property) to which it shall be entitled and, in the event that only a part of the shares evidenced by such certificate or certificates are converted, a certificate evidencing the number of shares of Series A and/or Series B and/or Series C and/or Series D and/or Series E Preferred Stock that are not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A and/or Series B and/or Series C and/or Series D and/or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such date and shall, with respect to such shares, have only those rights of a holder of Common Stock of the Corporation.

            (iii) Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock then outstanding shall be automatically converted on the close of business of the day immediately preceding the day of a Qualified Public Offering into that number of fully paid and nonassessable shares of Common Stock determined in accordance with Section 5(b) below.

            (iv)  Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock outstanding shall be automatically converted into that number of fully paid and nonassessable shares of Common Stock determined in accordance with Section 5(b) below on the close of business on the day on which the holders of a majority of the outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, each voting as a separate class, shall have approved such conversion by vote or written consent.

          (b)   Conversion of Series A, Series B, Series C, Series D and Series E Preferred Stock. The Series A Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price per share in effect at the time into Thirty-Three Cents ($0.33) per share of Series A Preferred Stock being converted. The Series B Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price per share in effect at the time into One Dollar ($1.00) per share of Series B Preferred Stock being converted. The Series C Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price per share in effect at the time into One Dollar Forty-Five Cents ($1.45) per share of Series C Preferred Stock being converted. The Series D Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price per share in effect at the time into One Dollar Seventy-Five Cents ($1.75) per share of Series D Preferred Stock being converted. The Series E Preferred Stock shall be convertible into the number of shares of Common Stock that results from dividing the Conversion Price per share in effect at the time into Three Dollars Thirty-Seven Cents ($3.37) per share of Series E Preferred Stock being converted (or as adjusted in accordance with the terms of Section 6.6 of that certain Series E Preferred Stock Purchase Agreement, dated as of April 30, 2001 (the "Series E Stock Purchase Agreement"), by and among the Corporation and the purchasers of Series E Preferred Stock named therein).

          (c)   Conversion Price. The "Conversion Price" per share for the Series A Preferred Stock shall initially be Thirty-Three Cents ($0.33), subject to adjustment from time to time as provided herein. The "Conversion Price" per share for the Series B Preferred Stock shall initially be One Dollar ($1.00), subject to adjustment from time to time as provided herein. The "Conversion Price" per share for the Series C Preferred Stock shall initially be One Dollar Forty-Five Cents ($1.45), subject to adjustment from time to time as provided herein. The "Conversion Price" per share for the Series D Preferred Stock shall, subject to adjustment from time to time as provided herein, initially be One Dollar Seventy-Five Cents ($1.75). The "Conversion Price" per share for the Series E Preferred Stock shall, subject to adjustment from time to time as provided herein, initially be Three Dollars Thirty-Seven Cents ($3.37).

          (d)   Adjustment for Stock Splits and Combinations. If outstanding shares of the Common Stock of the Corporation shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the Common Stock of the Corporation, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased.

        Any adjustment to the Conversion Price under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

          (e)   Adjustments for Other Dividends. In the event the Corporation at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or securities convertible into or exchangeable for Common Stock, then and in each such event, provision shall be made so that the holders of Series A, Series B, Series C, Series D and Series E Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A, Series B, Series C, Series D and Series E Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series A, Series B, Series C, Series D and Series E Preferred Stock.

          (f)    Sale of Additional Shares.

            (i)    If at any time or from time to time after the date of the initial issue of the Series E Preferred Stock pursuant to the Series E Stock Purchase Agreement the Corporation shall issue or sell Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 5(e) above and other than as a subdivision or combination of shares of Common Stock as provided in Section 5(d) above, for a consideration per share less than the then-existing Conversion Price for Series E Preferred Stock, then, and in each such case, the then-existing Conversion Price for Series E Preferred Stock shall be reduced, as of the opening of business on the date of such issuance or sale, as follows:

              (A)  If the price per share for such Additional Shares of Common Stock is equal to or greater than Two Dollars Seventy-Five Cents ($2.75), then the Conversion Price for Series E Preferred Stock shall be reduced to a price equal to the price per share for such Additional Shares of Common Stock;

              (B)  If the price per share for such Additional Shares of Common Stock is less than Two Dollars Seventy-Five Cents ($2.75), then the Conversion Price for Series E Preferred Stock shall be reduced to the lesser of (1) Two Dollars Seventy-Five Cents ($2.75) or (2) to a price determined by the Weighted Average Formula (as defined below).

            (ii)   If at any time or from time to time after the date of the initial issue of the Series E Preferred Stock pursuant to the Series E Stock Purchase Agreement the Corporation shall issue or sell Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 5(e) above and other than as a subdivision or combination of shares of Common Stock as provided in Section 5(d) above, for a consideration per share less than the then existing Conversion Price for Series A, Series B, Series C or Series D Preferred Stock, then, and in each such case, the Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock (assuming conversion and exercise of all Preferred Stock and all options and warrants (including the warrants issued pursuant to the Securities Purchase Agreements, dated April 30, 2001, by and between the

    Company and the parties named therein, (the "Securities Purchase Agreements")) outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and all options and warrants (including the Warrants) issued pursuant to the Stock Purchase Agreements) outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock (the foregoing calculation referred to herein as the "Weighted Average Formula").

            (iii) For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock purchasable upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock, as provided above, the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any expenses payable directly or indirectly by the Corporation and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Corporation in connection with such issue or sale; (B) to the extent it consists of property other than cash, the consideration other than cash shall be computed at the fair market value thereof as determined in good faith by the Board of Directors, at or about, but as of, the date of the adoption of the resolution specifically authorizing such issuance or sale, irrespective of any accounting treatment thereof, provided, however, that such fair market value as determined by the Board of Directors, when added to any cash consideration received in connection with such issuance or sale, shall not exceed the aggregate market price of the Additional Shares of Common Stock being issued, as of the date of the adoption of such resolution; and (C) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for consideration which covers both, the consideration received for the Additional Shares of Common Stock, Convertible Securities or rights or options shall be computed as that portion of the consideration so received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights.

            (iv)  For the purpose of making any adjustment in the Conversion Price provided in this Section 5(f), if at any time, or from time to time, the Corporation issues any stock or other securities convertible into Additional Shares of Common Stock (such stock or other securities being hereinafter referred to as "Convertible Securities") or issues any rights or options to purchase Additional Shares of Common Stock or Convertible Securities (such rights or options being hereinafter referred to as "Rights"), then, and in each such case, if the Effective Conversion Price of such Rights or Convertible Securities shall be less than the Conversion Price immediately prior to the issuance of such Rights or Convertible Securities, the Corporation shall be deemed to have issued at the time of the issuance of such Rights or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received in consideration for the issuance of such shares an amount equal to the aggregate Effective Conversion Price of such Rights or Convertible Securities. For the purposes of this Section 5(f)(iv), "Effective Conversion Price" shall mean an amount equal to the sum of the lowest amount of consideration, if any, received or receivable by the Corporation with respect to any one Additional Share of Common Stock upon issuance of the Rights or Convertible Securities and upon their exercise or conversion, respectively. No further adjustment of the Conversion Price adjusted upon the issuance of such Rights or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Rights or the conversion of any such Convertible Securities.

          (g)   Additional Shares of Common Stock."Additional Shares of Common Stock" as used in this Section 5 shall mean all shares of Common Stock or other securities convertible into Common Stock issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock issued upon the conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock, (ii) shares of Common Stock or other securities convertible into Common Stock issued to employees or directors or outside consultants or contractors of the Corporation or any Subsidiary pursuant to a plan or arrangement approved by the Corporation's Board of Directors, (iii) issuances of Common Stock or other securities convertible into Common Stock upon conversion of options or warrants outstanding on the date hereof, (iv) the issuance of warrants (and shares of Preferred Stock or Common Stock upon exercise thereof) pursuant to the Securities Purchase Agreements, and (v) the issuance of up to One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock in connection with the acquisition and/or license of rights to a pharmaceutical product.

          (h)   Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A and/or Series B and/or Series C and/or Series D and/or Series E Preferred Stock, the Corporation, at its expense, shall cause independent public accountants (who may be the independent public accountants then auditing the books of the Corporation) selected by the Corporation and reasonably acceptable to the holders of a majority of the shares of the affected series of Preferred Stock, voting as a class, to compute such adjustment or readjustment in accordance with these Amended and Restated Articles of Incorporation and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each registered holder of such series of Preferred Stock at the holder's address as shown on the Corporation's stock transfer books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect for such series of Preferred Stock, and (iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of such series of Preferred Stock. Such certificate may be given in advance of such adjustment or readjustment and may be included as part of a notice required to be given pursuant to Section 5(i) below.

          (i)    Notices of Record Date. In the event the Corporation shall propose to take any action of the type or types requiring an adjustment to the Conversion Price or the number or character of the Series A and/or Series B and/or Series C and/or Series D and/or Series E Preferred Stock as set forth herein, the Corporation shall give notice to the holders of such series of Preferred Stock in the manner set forth in Section 5(h) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such series of Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

          (j)    Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A, Series B, Series C, Series D and Series E Preferred Stock, such number of its shares of Common Stock as it shall from time to time be sufficient to effect a conversion of all outstanding shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock, the Corporation shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Corporation with another corporation where the Corporation is not the surviving corporation, effective provisions shall be made in the certificate or articles of incorporation, merger or consolidation, or otherwise of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock in accordance with the provisions of this Section 5.

          (k)   Payment of Taxes. The Corporation shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of shares of Series A, Series B, Series C, Series D and Series E Preferred Stock including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that of which the shares of Series A, Series B, Series C, Series D and Series E Preferred Stock so converted were registered.

          (l)    Surrendered Shares. All certificates representing Series A, Series B, Series C, Series D and Series E Preferred Stock surrendered for conversion or repurchase shall be appropriately canceled on the books of the Corporation, and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, but may not be reissued as part of the Series A, Series B, Series C, Series D or Series E Preferred Stock.

          (m)  No Impairment. The Corporation shall not amend these Amended and Restated Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A, Series B, Series C, Series D and Series E Preferred Stock against dilution or other impairment.

        6.     MISCELLANEOUS.

          (a)   Definitions.

            (i)    "Additional Shares of Common Stock" shall have that meaning set forth in Section 5(g) hereof.

            (ii)   "Conversion Price" shall have that meaning set forth in Section 5(c) hereof.

            (iii) "Conversion Rights" shall have that meaning set forth in Section 5 hereof.

            (iv)  "Convertible Securities" shall have that meaning set forth in Section 5(f)(iv) hereof.

            (v)   "Effective Conversion Price" shall have that meaning set forth in Section 5(f)(iv) hereof.

            (vi)  "Liquidation Value" shall have that meaning set forth in Section 2(f) hereof.

            (vii) "Preference" shall mean for each share of Series A, Series B, Series C, Series D and Series E Preferred Stock, respectively, an amount calculated by multiplying (x) the Preference Rate applicable to a share divided by 365 times (y) the number of days from and including the date of original issuance of such share to and including the date of payment of the Preference (as set forth herein) for such share.

            (viii) "Preference Rate" shall mean (A) for each share of Series A Preferred Stock, $0.0167 per annum; (B) for each share of Series B Preferred Stock, Five Cents ($0.05) per annum; (C) for each share of Series C Preferred Stock, $0.0725 per annum; (D) for each share of Series D Preferred Stock, $0.13125 per annum; and (E) for each share of Series E Preferred Stock, $0.25275 per annum.

            (ix)  "Qualified Public Offering" shall mean a consummated firmly underwritten public offering of the Corporation's Common Stock registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to which the Corporation receives net proceeds of at least Thirty Five Million Dollars ($35,000,000) and the per share price (subject to adjustment for any stock split, reverse stock split or other similar event) to the public is at least Six Dollars Seventy-Four Cents ($6.74).

            (x)   "Rights" shall have that meaning set forth in Section 5(f)(iv) hereof.

            (xi)  "Subsidiary" means any corporation of which equity securities possessing a majority of the ordinary voting power in electing the board of directors are, at the time as of which such determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

          (b)   Notices. All notices referred to herein, except as otherwise expressly provided, shall be made by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so mailed.

          (c)   Conflicts. In the event of any conflict between the provisions of these Amended Restated Articles of Incorporation or the Bylaws of the Corporation (both as presently existing or hereafter amended and supplemented), the provisions of the Amended and Restated Articles of Incorporation shall be and remain controlling.

        FOUR: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        FIVE: The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.

          1.     The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

          2.     The foregoing amendment and restatement of the Articles of Incorporation have been duly approved by the Board of Directors of the Corporation with respect to actions for breach of duty to the Corporation or its shareholders.

          3.     The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class of stock is Five Million Eight Hundred Fifty-Eight Nine Hundred Ninety-Four (5,858,994) shares of Common

  Stock, One Million Five Hundred Sixty Thousand (1,560,000) shares of Series A Preferred Stock, Two Million Eight Hundred Nine Thousand Nine Hundred Ninety-Eight (2,809,998) shares of Series B Preferred Stock, Five Million Five Hundred Seventeen Thousand Two Hundred Forty-One (5,517,241) shares of Series C Preferred Stock, Fifteen Million One Hundred Forty-Two Thousand Eight Hundred Sixty (15,142,860) shares of Series D Preferred Stock, and Ten Million Three Hundred Eighty-Five Thousand Seven Hundred Fifty-Seven (10,385,757) shares of Series E Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than a majority of the Preferred Stock, voting as one class, and a majority of the Common Stock and Preferred Stock, voting as one class.

          4.     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: October 12, 2007

/s/ JOSEPH M. LIMBER Joseph M. Limber, President and Chief Executive Officer
/s/ MICHAEL V. SWANSON Michael V. Swanson Vice President, Finance, Chief Financial Officer and Secretary

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AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PROMETHEUS LABORATORIES INC., a California corporation
PROMETHEUS LABORATORIES INC.